UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2025

HIREQUEST, INC.
(Exact name of registrant as specified in its Charter)

Delaware	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Springhall Drive, Goose Creek, SC	29445
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7400
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HQI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On April 4, 2025, HireQuest, Inc. (the "Company") appointed, effective May 31, 2025, C. David Hartley to serve as Chief Financial Officer. Mr. Hartley, age 43, has been with the Company since 2020, most recently as Vice President of Operational Finance and Corporate Development. From 2017 until 2019, Mr. Hartley was a Vice President in the investment banking division at D.A. Davidson. Before that, from 2015 to 2017, Mr. Hartley served as a Vice President in the investment banking division at Wunderlich Securities. Before that, from 2011 to 2015, Mr. Hartley served as an Associate in the investment banking division at RBC Capital Markets. Mr. Hartley holds a B.A. from Johns Hopkins University and an MBA from NYU Stern School of Business.

The information required by Item 5.02(c)(3) with respect to Mr. Hartley's compensation is unavailable at this time, and the registrant will file an amendment to this form 8-K within four business days after the required information is determined.

There are no arrangements between Mr. Hartley and any other persons pursuant to which he was appointed to serve as the Company's Chief Financial Officer. There are no family relationships between Mr. Hartley and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Financial Officer

On April 2, 2025, Steve Crane, the Company's Chief Financial Officer, informed the Company of his intention to retire from his role effective May 31, 2025. Mr. Crane's retirement is not the result of any dispute or disagreement with the Company, including with respect to any matters relating to the Company's accounting practices or financial reporting.

Item 7.01 Regulation FD Disclosure

On April 8, 2025, the Company issued a press release discussing the changes set forth above in Item 5.02. The press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of such information.

The information in this report and in Exhibit 99.1 hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to the future efficacy of our management team. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. There can be no assurance that future results will be in line with expectations, that the Company will grow, that the transition of the CFO position will be fully successful, or that the transition discussed herein will lead to shareholder value creation.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit	Description
99.1	Press Release dated April 8, 2025 (furnished only)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIREQUEST, INC.
(Registrant)

Date: April 8, 2025	/s/ John McAnnar
John McAnnar
Chief Legal Officer, Vice President, and Corporate Secretary